Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of Ovintiv Inc. of our report dated February 26, 2025 relating to the financial statements and effectiveness of internal control over financial reporting of Ovintiv Inc., which appears in Ovintiv Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Calgary, Alberta

Canada

May 12, 2025

PricewaterhouseCoopers LLP

111 5th Avenue South West, Suite 3100, Calgary, Alberta, Canada T2P 5L3

T: +1 403 509 7500, F: +1 403 781 1825, ca_calgary_main_fax@pwc.com, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.